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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 21, 2003
                       (Date of earliest event reported)

                                  3M COMPANY
            (Exact name of registrant as specified in its charter)

                               File No. 1-3285
                          (Commission File Number)

                 Delaware                         41-0417775
         (State of incorporation)               (I.R.S. Employer
                                             Identification Number)

          3M Center                               55144-1000
          St. Paul, Minnesota                     (Zip Code)
                (Address of principal executive offices)

              Registrant's telephone, including area code:
                              (651) 733-1110


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits
         -----------

Exhibit No.     Description
-------------   --------------
     99.1       Earnings release issued July 21, 2003,
                for the second quarter of 2003


ITEM 9.  REGULATION FD DISCLOSURE

Incorporated by reference is a press release issued by the company on July 21, 2003, regarding earnings for the second quarter of 2003 (attached as Exhibit 99.1). The information contained in this Current Report, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the company also discloses non-GAAP results that exclude special items. The company has provided reconciliations of its disclosed non-GAAP financial reporting to the most comparable GAAP reporting. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Earnings per share and other amounts before special items are not measures recognized under U.S. generally accepted accounting principles. The determination of special items may not be comparable to similarly titled measures used by other companies.



                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  3M COMPANY

                                  By: /s/ Gregg M. Larson
                                      Gregg M. Larson,
                                      Secretary

Dated: July 23, 2003




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EXHIBIT INDEX

Exhibit No.           Description
--------------        --------------
 99.1                 Earnings release issued July 21, 2003,
                      for the second quarter of 2003